UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
January 13, 2010
PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)
Delaware	001-31898	03-0376558
(Address of principal executive offices)	(Zip Code)
1689 Nonconnah Blvd, Suite 111 Memphis, TN	38132
Registrant’s telephone number, including area code
(901)-348-4100
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 13, 2010, Pinnacle Airlines Corp. and its operating subsidiaries (collectively, the “Company”) entered into a Business Loan Agreement for $10 million (the “Loan”) with Independent Bank of Memphis, Tennessee.  The Loan is secured by the Company’s federal income tax refund due under the Company’s 2009 consolidated corporate federal tax return.  The Loan has a maturity date of April 1, 2010 and interest rate of 4.5% per annum.  The proceeds of the Loan will be used by the Company for its business operations.

Also on January 13, 2010, the Company entered into an amendment of its three- year term loan financing for $25 million (the “Term Loan”) with C.I.T. Leasing Corporation and funded by CIT Bank.  The Term Loan requires that the Company maintain a minimum liquidity level at the end of every month and at specified times during the term.  The amendment reduces the minimum liquidity level required to be maintained by the Company on four (4) specific dates between January 15, 2010 and March 31, 2010.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits:

Exhibit Number	Description

99.1	Press release issued by Pinnacle Airlines Corp. dated January 14, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP.
(Registrant)

By: /s/ Brian T. Hunt
Brian T. Hunt
Vice President and General Counsel
January 15, 2010

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